                                                                   Exhibit 11(b)
                                 MIZAR,  INC.

                        Computation of Per Share Income
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
                                                                                                       Nine Months Ended
                                                                                                           March 31,
                                                                                                    1996                1995
                                                                                               --------------      --------------
Primary Income Per Share:
     Net income                                                                                $    3,241,000      $    1,900,000
                                                                                               ==============      ==============
     Weighted average shares outstanding                                                            4,403,822           3,203,292

     Effect of common stock equivalents:
          Options granted                                                                             839,549           1,128,395
          Weighted average exercised options outstanding for portion of period,
              net of equivalent shares purchased at average fair market value                         106,703                   -
           Effect of using option proceeds to repurchase common stock at
              average fair market value                                                               (86,179)           (292,542)
                                                                                               --------------     ---------------
                                                                                                      860,073             835,853
                                                                                               --------------     ---------------
                       Total common stock equivalents                                               5,263,895           4,039,145
                                                                                               --------------     ---------------
              Primary income per share                                                         $         0.62     $          0.47
                                                                                               ==============     ===============

Fully Diluted Income Per Share:
     Total weighted average shares from above                                                       4,403,822           3,203,292

     Effect of common stock equivalents:
          Options granted                                                                             839,549           1,128,395
          Weighted average exercised options outstanding for portion of period,
              net of equivalent shares purchased at average fair market value                         106,703                   -
           Effect of using option proceeds to repurchase common stock at
              average fair market value                                                               (86,179)           (292,542)
         Effect of conversion of subordinated debentures                                              288,387             967,584
                                                                                               --------------     ---------------
                                                                                                    1,148,460           1,803,437
                                                                                               --------------     ---------------
                       Total common stock equivalents                                               5,552,282           5,006,729

Net income                                                                                          3,241,000           1,900,000

Adjustment to net income for interest on subordinated debentures                                       46,000              76,000
                                                                                              ---------------     ---------------
Net income, as adjusted                                                                       $     3,287,000     $     1,976,000
                                                                                              ---------------     ---------------
Fully diluted income per share                                                                $          0.59     $          0.39
                                                                                              ===============     ===============
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